UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 19, 2020

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2020 (the “Closing Date”), Tenet Healthcare Corporation, a Nevada corporation (“Tenet”), entered into an Amendment No. 4 (the “LC Amendment”) to extend its existing Letter of Credit Facility Agreement, dated as of March 7, 2014 (as amended by the LC Amendment and in effect as of the Closing Date, the “LC Agreement”), by and among Tenet, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent (the “LC Agent”). The LC Agreement provides for the issuance of standby and documentary letters of credit from time to time, in an aggregate principal amount of up to $200 million (the “LC Facility”).

The LC Amendment has an effective date of March 19, 2020 and amends certain provisions under the LC Agreement to, among other things, (i) extend the scheduled maturity date of the LC Facility from March 7, 2021 to September 12, 2024 and (ii) increase the principal amount of standby and documentary letters of credit permitted to be issued thereunder from $180 million to $200 million.

Tenet may also issue letters of credit in an aggregate principal amount of up to $200 million under its $1.5 billion senior secured revolving credit facility, which also has a scheduled maturity date of September 12, 2024.

The LC Agent and certain LC participants and issuers party to the LC Agreement, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the LC Amendment is a summary and is qualified in its entirety by reference to the LC Amendment, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1

Amendment No. 4, dated as of March 19, 2020, to the Letter of Credit Facility Agreement, dated as of March 7, 2014, by and among Tenet Healthcare Corporation, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: March 24, 2020
	By:	/s/ Anthony Shoemaker
	Name:	Anthony Shoemaker
	Title:	Vice President, Assistant General Counsel and Corporate Secretary